UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 15, 2021

Longboard Pharmaceuticals, Inc.

(Exact name of Registrant as Specified in Its Charter)

Delaware	1-40192	84-5009619
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

4275 Executive Square, Suite 950 La Jolla, CA		92037
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code: (619) 592-9775

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, par value $0.0001 per share	LBPH	The Nasdaq Global Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(d) Appointment of Jane Tiller to our Board of Directors

On November 15, 2021, our Board of Directors (“Board”) increased the size of the Board from six directors to seven directors and appointed Jane Tiller, MBChB, FRCPsych, effective immediately, to serve as a Class II director, with a term expiring at the Company’s Annual Meeting of Stockholders to be held in 2023. Dr. Tiller has also been appointed to serve on the Board’s Nominating and Corporate Governance Committee.

There is no arrangement or understanding between Dr. Tiller and any other person pursuant to which Dr. Tiller was selected as a director, and there are no actual or proposed transactions between Dr. Tiller or any related person and us that would require disclosure under Item 404(a) of Regulation S-K.

Dr. Tiller is entitled to receive compensation and participate in our Non-Employee Director Compensation Policy (“Director Compensation Policy”) approved on February 28, 2021, a description of which is filed as Exhibit 10.9 to our Registration Statement on Form S-1, as amended, filed with the Securities and Exchange Commission (“SEC”) on March 8, 2021. In accordance with the Director Compensation Policy, on the date of her appointment, Dr. Tiller was awarded options to purchase 17,519 shares of our common stock at exercise prices of $6.21 per share. The stock options were granted under the Longboard Pharmaceuticals, Inc. 2021 Equity Incentive Plan. In accordance with the Director Compensation Policy, Dr. Tiller will also be entitled to receive a quarterly retainer of $11,250 in the aggregate for her service as a director and as a member of the Nominating and Corporate Governance Committee, and will be eligible to receive additional equity and cash compensation in the future in accordance with our Director Compensation Policy.

We have also entered into our standard form of indemnification agreement (“Indemnification Agreement”) with Dr. Tiller. The Indemnity Agreement provides, among other things, that we will indemnify Dr. Tiller, under the circumstances and to the extent provided therein, for certain expenses which she may be required to pay in connection with certain claims to which she may be made a party by reason of her service to us as a director, and otherwise to the fullest extent under applicable law. The foregoing description of the Indemnity Agreement is qualified in its entirety by reference to the form of indemnification between us and our directors, a copy of which is filed as Exhibit 10.8 to our Registration Statement on Form S-1, as amended, filed with the SEC on March 8, 2021.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Longboard Pharmaceuticals, Inc.

Date: November 17, 2021	By:	/s/ Kevin R. Lind
Kevin R. Lind
President and Chief Executive Officer